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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Citigroup Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of Citigroup Inc. (the "Registration Statement"), of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997, as amended by Form 10-K/A-1 and the reference to our firm under the heading "Experts" in the Registration Statement.

Arthur Andersen LLP

/s/ ARTHUR ANDERSEN LLP

New York, New York
December 14, 1998